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Exhibit 10.4

THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

        This Third Amendment ("Amendment") to Agreement for Purchase and Sale, dated as of August 30, 2004, by and among CABOT INDUSTRIAL VENTURE A, LLC, a Delaware limited liability company, CABOT INDUSTRIAL VENTURE B, LLC, a Delaware limited liability company, CW INDUSTRIAL VENTURE B, LLC, a Delaware limited liability company, CW INDUSTRIAL VENTURE A TEXAS, L.P., a Delaware limited partnership and CW INDUSTRIAL VENTURE B TEXAS, L.P., a Delaware limited partnership (each a "Selling Entity" and collectively, "Seller"), and DIVIDEND CAPITAL OPERATING PARTNERSHIP LP, a Delaware limited partnership ("Buyer").

RECITALS:

        A.    Buyer and Seller have previously entered into that certain Agreement for Purchase and Sale, dated as of August 11, 2004, as amended by that certain First Amendment to Agreement for Purchase and Sale, dated as of August 16, 2004, as further amended by Second Amendment to Agreement for Purchase and Sale, dated as of August 25, 2004 (collectively, the "Purchase Agreement"). All initially-capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Purchase Agreement.

        B.    Buyer and Seller now wish to amend the Purchase Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, Buyer and Seller hereby agree as follows:

        1.     The "Cherry Street" Property (including, but not limited to Leases, Service Contracts and Personal Property related thereto) at 38503, 38505 & 38507 Cherry Street, Newark, Alameda County, CA is hereby deleted from the description of the Property, including, but not limited to, Exhibit A-1 to the Purchase Agreement under the San Francisco Properties, Exhibit A (Site No. 16) to the Purchase Agreement, the Leases for Cherry Street described on Exhibit B to the Purchase Agreement and the Master Lease Schedule at Exhibit J to the Purchase Agreement. Pursuant to Section 7.6 of the Purchase Agreement, (a) the Master Lease Space is reduced by that portion of the Cherry Street square footage shown on Exhibit J to the Purchase Agreement (251,234 sq. ft.), so that the Master Lease Space is now approximately 541,252 sq. ft. and (b) the Holdback is reduced by the Total Master Lease Obligation attributable to the portion of the Cherry Street Property that was included in the Master Lease Space ($1,055,000.00), so that the revised Holdback will be $2,402,000.00, subject to any adjustment as provided in the Purchase Agreement.

        2.     The Purchase Price, defined in Section 1.2(a) of the Purchase Agreement is reduced by (a) $30,556,000.00 attributable to the exclusion of the "Cherry Street" Property from the Purchase Agreement, and (b) $1,750,000.00, for an amended Purchase Price of Two Hundred Thirty Four Million One Hundred Ninety Four Thousand and No/100 Dollars ($234,194,000.00).

        3.     (a) Seller shall use its good faith efforts to obtain, by Closing, either:

            (i)    A modification to the Ground Lease (as defined in Section 1.1(e) of the original Agreement) to provide for (1) additional extension options that will allow Ground Lessee to extend the term of the Ground Lease for at least thirty (30) years from the Closing Date in five (5) year increments (subject to reasonable rent adjustments), (2) deletion of the Early Termination provision at Section 2.04 of the Ground Lease so that the Ground Lease is not predicated on the existence of the Permitted Sublease (as defined in the Ground Lease), (3) the Ground Lease to be assignable by the Ground Lessee to its successor(s) in title, and (4) other provisions to accomplish Buyer's objective to be able to use the parking lot that is the subject of the Ground Lease for parking by any tenant at 5925 Cabot Parkway, Forsyth County, Georgia (and not just Ciena Corporation); or

            (ii)   A fully executed purchase contract (the "Ground Lease Contract") with Ground Lessor to buy the property that is subject to the Ground Lease on the following terms: (1) the purchase contract is fully assignable to Buyer and (2) other terms and conditions reasonably acceptable to Buyer, other than the purchase price. Seller shall assign said purchase contract to Buyer at the Closing of the 5925 Cabot Parkway, Forsyth County, Georgia Building, and Buyer shall pay to Seller any earnest money deposit made by Seller and assigned to Buyer as part of the assignment of purchase contract.

In the event that Seller cannot satisfy at least one of the conditions in Section 3(a)(i) and 3(a)(ii) above by the Closing Date, then the Closing for 5925 & 5945 Cabot Parkway, Forsyth County, Georgia (described on Exhibit A-1 to the Agreement) shall be extended for up to forty five (45) days in order to allow Seller to satisfy one of the above-conditions. In the event of such a delay, the Purchase Price allocated to 5925 & 5945 Cabot Parkway, Atlanta shall be $16,450,000.00 ($8,870,000 for 5925 Cabot Parkway; and $7,580,000 for 5945 Cabot Parkway), and a prorata portion of the Deposit shall be held and applied to the Closing of 5925 & 5945 Cabot Parkway, Forsyth County, Georgia, but in no event shall any of the $1,750,000.00 credit to the Purchase Price in Section 2(b) above be allocated to 5925 & 5945 Cabot Parkway, Atlanta (i.e. no portion of the $1,750,000 shall be held back if the Closing for 5925 & 5945 Cabot Parkway, Atlanta is delayed). If at the end of said 45-day extension period Seller is not able to satisfy at least one of said conditions, then the Agreement shall terminate as to 5925 & 5945 Cabot Parkway, Atlanta, and the portion of the Deposit allocated to said properties shall be refunded to Buyer, and the parties shall have no further obligations related thereto except for those obligations that expressly survive a termination of the Agreement.

          (b)   At Closing of 5925 Cabot Parkway, Forsyth County, Georgia, there shall be a credit to Buyer against the Purchase Price for 5925 Cabot Parkway, Forsyth County, Georgia as follows:

            (i).   In the amount of either (1) $240,000.00 in the event that the condition in Section 3(a)(i) above is satisfied or (2) the actual purchase price of the Ground Lease Contract if the condition Section 3(a)(ii) above is satisfied; plus

            (ii).  An amount equal to the remaining balance of the Rental Credit as of Closing in favor of the Tenant, Ciena Corporation, described in the Mutual Release and Settlement Agreement dated May 8, 2003 between Meadows Business Center, L.L.C. (predecessor to Cabot Industrial Venture B, LLC) and Ciena Corporation.

        4.     By executing this Amendment, Buyer hereby notifies Seller that, pursuant to Section 2.2 of the Purchase Agreement, Buyer has determined to proceed with the purchase of the Property, subject to all other provisions of the Purchase Agreement.

        5.     The form of the Master Lease is attached hereto as Exhibit A. The form of Master Lease Escrow Holdback Agreement is attached hereto as Exhibit B.

        6.     The Purchase Agreement, as amended by this Amendment, continues in full force and effect and embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The Purchase Agreement may be further amended or supplemented only by an instrument in writing executed by both parties. If there is a contradiction between the terms of the Purchase Agreement and this Amendment, then the terms of this Amendment shall control.

        7.     This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one instrument. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

[SIGNATURES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

SELLER: CABOT INDUSTRIAL VENTURE A, LLC, a Delaware limited liability company
By:	/s/ DERRICK E. MCGAVIC Derrick E. McGavic Vice President
CABOT INDUSTRIAL VENTURE B, LLC, a Delaware limited liability company
By:	/s/ DERRICK E. MCGAVIC Derrick E. McGavic Vice President
CW INDUSTRIAL VENTURE B, LLC, a Delaware limited liability company
By:	/s/ DERRICK E. MCGAVIC Derrick E. McGavic Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

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CW INDUSTRIAL VENTURE A TEXAS, L.P., a Delaware limited partnership
By: CW Industrial A Texas, LLC, a Delaware limited liability company, its General Partner
	By:	/s/ DERRICK E. MCGAVIC Derrick E. McGavic Vice President
CW INDUSTRIAL VENTURE B TEXAS, L.P., a Delaware limited partnership
By:	CW INDUSTRIAL B TEXAS, LLC, a Delaware limited liability company, its General Partner
	By:	/s/ DERRICK E. MCGAVIC Derrick E. McGavic Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

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BUYER:
DIVIDEND CAPITAL OPERATING PARTNERSHIP LP, a Delaware limited partnership
By: DIVIDEND CAPITAL TRUST INC., a Maryland corporation, its sole general partner
By:	/s/ TERESA L. CORRAL Name: Teresa L. Corral Its: Vice President

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EXHIBIT A

FORM OF MASTER LEASE

MASTER LEASE AGREEMENT

        THIS MASTER LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between LANDLORD NAME, LANDLORD ENTITY ("Landlord"), and TENANT NAME, TENANT ENTITY ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

        1.     Basic Lease Provisions. The following constitute the basic provisions of this Lease:

    (a)
    Demised Premises Addresses: As shown on Exhibit A attached hereto.

    (b)
    Demised Premises Square Footage: As shown on Exhibit A attached hereto.

    (c)
    Reserved

    (d)
    Reserved

    (e)
    Monthly Gross Rent Installments: As shown on Exhibit A attached hereto.

    (f)
    Lease Commencement Date: Lease Date

    (g)
    Rent Commencement Date: Lease Date

    (h)
    Expiration Date: The earlier of (1) the end of the stated term on Exhibit A for each Space or (2) the date on which the last remaining portion of the Demised Premises is released (or deemed released) herefrom pursuant to the terms of the Purchase Agreement (as hereinafter defined).

    (i)
    Term: The maximum term for each space is set forth on Exhibit A attached hereto, unless this Lease earlier expires for any space pursuant to Section 1(h) above.

    (j)
    Reserved

    (k)
    Reserved

    (l)
    Reserved

    (m)
    Address for notice:

Landlord:	LANDLORD NAME LANDLORD NOTICE
With copy of any default notice sent simultaneously to:	LENDER NAME LENDER NOTICE
Tenant:	TENANT NAME TENANT NOTICE
    (n)
    Address for rental payments:

LANDLORD NAME RENT ADDRESS
    (o)
    Purchase Agreement: That certain Agreement for Purchase and Sale, dated as of August 11, 2004 between Tenant, as seller, and Landlord, as buyer, as amended by First

      Amendment to Agreement for Purchase and Sale, dated as of August 16, 2004, as further amended by                        pursuant to which Landlord acquired the Building.

    (p)
    Holdback: That certain Holdback as that term is defined in the Purchase Agreement.

        2.     Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as collectively, the "Demised Premises", as described on Exhibit A attached hereto and incorporated herein, located within each building (each, a "Building") as described on Exhibit A. Each separate leased space in each Building is referred to as "Space". Tenant acknowledges that Landlord shall lease the Demised Premises to Tenant "as is, where is" without any representations or warranties, including any express or implied warranties of marketability, fitness and without recourse to Landlord, except to the extent specifically set forth herein.

        3.     Term. To have and to hold the Demised Premises for a primary term (the "Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h).

        4.     Gross Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as gross rent for each Space, for the period commencing on the Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the amount set forth on Exhibit A in the next to last column labeled "Total ML Obligations" (the "Rent"), which shall be payable in equal monthly installments as set forth in Section 1(e), payable by the fifteenth (15th) of each month in which Rent is due and, except as expressly set forth herein, without demand and without abatement, reduction, set-off or deduction. The Rent due for each month of the Term shall be requested from Escrow Agent in accordance with Section 36 no earlier than the first day of each calendar month during the Term. If the Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. The Rent to be paid by Tenant is gross rent, and Tenant shall have no other payment obligation for rent, additional rent, taxes, operating expenses, utilities or other amounts.

        5.     Non-Termination. Except as expressly provided herein, Tenant shall have no right, and hereby waives any right that it may otherwise have at law or in equity, to terminate this Lease or seek an abatement of any Rent or seek a reduction of any of its obligations hereunder for any reason, any prohibition or restriction on Tenant's use or enjoyment of all or any part of the Demised Premises, any bankruptcy or insolvency of Landlord or Tenant, or any other matter.

        6.     Reserved.

        7.     Use of Demised Premises.

          (a)   The parties acknowledge and agree that Tenant shall not occupy or use any portion of the Demised Premises.

          (b)   Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

        8.     Reserved.

        9.     Reserved

        10.   Maintenance and Repairs. Tenant shall have no maintenance or repair obligations under this Lease. Landlord shall be responsible for maintaining and repairing the Demised Premises.

        11.   Alterations. Tenant shall not make or install any improvements or alterations in or additions, changes or installations to the Demised Premises.

        12.   Interruption of Services. No interruption of services caused by repairs, replacements or alterations to the service system, or by any other cause, shall be deemed an eviction of any part of the Demised Premises or render Landlord liable to Tenant for damages, or otherwise affect the rights and obligations of Landlord or Tenant under this Lease.

        13.   Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

        14.   Reserved

        15.   Reserved

        16.   Reserved.

        17.   Reserved

        18.   Reserved

        19.   Reserved.

        20.   Fire and Other Casualty. In the event any of the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense. The Rent shall proportionately abate for any Space that is unusable by reason of any such damage thereto from the date of such casualty and until Landlord has completed the repair thereof.

        21.   Condemnation.

          (a)   If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises (assuming Tenant were occupying the Demised Premises). In such event, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date, all Rent hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, Tenant shall be entitled to receive any then remaining Holdback attributable to said Space and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

          (b)   If only part of the Demised Premises is taken or condemned for a public or quasi-public use, Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Rent according to the value of the Demised Premises before and after the taking, and Tenant shall be entitled to that portion of any then remaining Holdback allocable to any portion of the Demised Premises not so restored. From the date of the taking until the Demised Premises are restored by Landlord so that the remaining portion of the Demised Premises could be used by a tenant, Rent shall abate hereunder for the affected Space.

          (c)   Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award.

        22.   Tenant's Default.

        A.    Tenant's Default and Landlord's Remedies.

          (a)   Each of the following shall constitute an event of default (an "Event of Default") hereunder:

            (i)    Tenant fails to pay Rent on the date due (subject to extension for any delay caused by Landlord in executing Holdback payment instructions to be sent to Escrow Agent in accordance with Section 36) and such failure continues for a period of five (5) days after written notice from Landlord;

            (ii)   Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for Tenant or any guarantor of this Lease or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of one hundred twenty (120) days or results in the entry of an order for relief against Tenant which is not fully stayed within sixty (60) days after entry;

            (iii)  A transfer or assignment occurs in violation of Section 29 hereof;

            (iv)  If Tenant shall be in default under any other provision of this Lease (other than those specified in this Section 29) and shall remain so for a period of thirty (30) days after Landlord has provided written notice to Tenant of such default, provided that if any such default cannot reasonably be remedied by Tenant within such thirty (30) period, then Tenant shall have such additional time as shall be reasonably necessary to remedy such default, provided that during such time Tenant is continuously and diligently pursuing the remedy necessary to cure such default.

          (b)   Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

            (i)    Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

            (ii)   demand and collect Rent from the Tenant as it becomes due; or

            (iii)  Pursue such other remedies as are available at law or equity, but expressly excluding any acceleration or Rent..

          (c)   If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

          (d)   Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

          (e)   No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

          (f)    Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

        B.    Landlord's Default and Tenant's Remedies. It shall be a "Landlord Event of Default" under this Lease if the parties prepare Holdback payment instructions to be sent to Escrow Agent in accordance with Section 36 hereunder and Landlord fails to execute said instructions within five (5) business days after joint preparation thereof and such failure shall continue for more than five (5) days after receipt of written notice from Tenant of such failure. Upon the occurrence of a Landlord Event of Default, Tenant may terminate this Lease for the specific Space(s) affected by the Landlord Event of Default and receive payment for all remaining Holdback attributable to the applicable Space. Nothing contained in this subsection 22.B shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default, nor shall it limit Tenant's other remedies at law or equity. Further, if Landlord takes any action that would prevent or delay the leasing of the Demised Premises to a tenant, and thereby deny Tenant the ability to recover the Holdback or delay Tenant's ability to recover the Holdback, then Tenant shall be entitled to the portion of the Holdback that would have been payable to Tenant but for Landlord's actions.

        23.   Landlord's Rights. The following rights, exercisable without notice and without affecting any of Tenant's obligations under this Lease, are all reserved by Landlord: (1) to retain at all times, and to use in appropriate instances, pass keys to the Premises; (2) to exhibit the Premises at reasonable hours to prospective tenants, purchasers, mortgagees, and ground lessors of any portion of the Demised Premises; and (3) to enter the Demised Premises at reasonable hours for reasonable purposes, including inspection, the provision of services and the performance of the obligations of Landlord hereunder.

        24.   Lender's Rights.

          (a)   For purposes of this Lease:

            (i)    "Lender" as used herein means the current holder of a Mortgage;

            (ii)   "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

          (b)   This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage, provided that the Lender agrees to not disturb Tenant so long as no Event of Default exists. Tenant agrees to enter into a written subordination, non-disturbance and attornment agreement with Lender. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

          (c)   Reserved.

          (d)   At any time during the Term, Landlord may, by written notice to Tenant, make this Lease superior to the lien of any Mortgage, provided Landlord shall have collaterally assigned to the Lender holding such Mortgage Landlord's rights in and to the Holdback, and provided, further, that such Lender has assumed and agreed to be bound by Landlord's obligations with respect to the release of all or portions of the Holdback hereunder and under the Purchase Agreement. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage, subject, however to the foregoing.

          (e)   If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor (but subject, however, to the foregoing provisions of this Section 24), attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

        25.   Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Rent, and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

        26.   Omitted.

        27.   Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

        28.   Brokers. Neither Landlord nor Tenant has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or earlier termination of this Lease for any reason.

        29.   Assignment and Subleasing. Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part.

        30.   Termination or Expiration. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

        31.   Reserved

        32.   Reserved

        33.   Reserved

        34.   Reserved

        35.   Miscellaneous.

          (a)   Reserved

          (b)   If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (c)   All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

          (d)   Time is of the essence of this Lease.

          (e)   No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

          (f)    This Lease and all agreements between Landlord and Tenant referenced herein contain the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or in the agreements between Landlord and Tenant referenced herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

          (g)   This contract shall create the relationship of landlord and tenant between Landlord and Tenant.

          (h)   The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

          (i)    This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

          (j)    This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

          (k)   The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

          (l)    EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.

        36.   Master Lease.

          (a)   This Lease is being executed and delivered by Landlord and Tenant concurrently with the closing of a purchase and sale of among other property, the Demised Premises in accordance with the Purchase Agreement referenced in Section 1(p) above, and in conjunction with a Master Lease Escrow Holdback Agreement (the "Escrow Agreement") in which Tenant has deposited $                        (the "Holdback") with Chicago Title Insurance Company ("Escrow Agent"), which represents the maximum Rent due and payable by Tenant under this Lease. The Holdback, as allocated to each Space on Exhibit A, represents the maximum liability of Tenant for Rent for each Space.

          (b)   Tenant, has been engaged by Landlord to act as leasing agent for the Buildings in which the Demised Premises are located, for the Term of this Lease. Tenant, as leasing agent, shall present from time to time to Landlord proposed third-party leases (together with applicable tenant financial information and other information customarily provided to institutional owners of industrial property in such packages) for each Space. Landlord shall notify Tenant within five business days of receipt of the package if it rejects or accepts the proposed lease, subject to confirmation of the information provided therein and agreement on the final lease form. Landlord is not obligated to enter into any third-party leases covering the Space unless it meets the Approval Criteria set forth in Exhibit B hereto (including the terms of the Master Lease Schedule attached as Exhibit C hereto) and the lease form and other lease terms are reasonably satisfactory to Landlord. The amounts for Tenant Improvements and Commissions in the Master Lease Schedule are the maximum amounts that can be required of Landlord under any proposed third-party lease. If a proposed third-party lease meets the Approval Criteria except that it contains Tenant Improvement and Commissions amounts in excess of those on the Master Lease Schedule, and Landlord rejects said proposal solely because of such excess costs, Tenant shall have the right to pay for the following items, in which event Landlord shall accept the proposed lease: (i) any and all tenant improvements for the primary term in excess of the amounts indicated in the Master Lease Schedule, (ii) leasing commissions for the primary term in excess of the amounts indicated in the Master Lease Schedule, (iii) any rent concessions, allowances, inducements, or payments or the like, and (iv) reasonable attorneys' fees and expenses associated with the negotiation of the third-party lease.

          (c)   No less than once a month, Landlord and Tenant shall provide written notice to Escrow Agent directing disbursement of the applicable portion of the Holdback to be paid to Landlord and/or Tenant. Landlord shall receive monthly Rent for Space due under this Lease. When Landlord and a third party tenant enter into a lease for any portion of the Demised Premises, and subsequently, when the conditions for dropping the Space have been satisfied (such date being defined as the "Drop Date" below) and this Lease is modified to exclude such Space from this Lease, Tenant and Landlord shall instruct Escrow Agent to release to Tenant the portion of the Holdback, if any, applicable to the Rent scheduled to be paid from the Drop Date over the remaining term of this Lease applicable to the dropped Space. Subject to the full payment and performance by Tenant of its obligations under this Lease, any Holdback remaining upon the expiration, or earlier termination of this Lease as a result of the complete substitution of Space under third party leases, shall be released to Tenant.

          If, as and when Landlord executes leases to third-party tenants covering portions of the Demised Premises, then effective as of the later date (the "Drop Date") that (i) the third-party tenant has paid its first monthly installment of base rent and (ii) the date for which the first month's rent is due, this Lease shall be modified to drop the portion of the Demised Premises covered by such third-party lease from this Lease, and reducing the Rent under this Lease by the amount applicable to such third-party space as set forth in the Master Lease Schedule; provided, however, that any rent paid by said third party tenant prior to the Drop Date shall be credited at that time against Tenant's obligations to pay Rent under this Lease. In the event that said third-party tenant initially pays a reduced rent (i.e. at below the stabilized rent under the Lease) or receives free rent, then Landlord shall receive from the Holdback the difference between said reduced rent or free rent and the Rent, and Tenant shall receive payment from the Holdback of the amount of reduced rent required to be paid by said third-party tenant.

          In the event of any disagreement between the parties as to the amounts of any disbursements to be made to either party by Escrow Agent out of the Holdback, the parties shall first attempt to resolve any such disagreement by referring it to their respective upper management levels. If after five (5) days the parties are not able to agree on the disbursement in question, the parties agree to submit the dispute to binding arbitration.

        37.   Lease Date. For purposes of this Lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

[SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

LANDLORD:
Date:	LANDLORD SIGNATURE
TENANT:
Date:	TENANT SIGNATURE

EXHIBIT A

Market	Building	Space	Sq. Ft.	Mkt. Rent	Term (months)	Base Rent Obligation	Operating Exp. Obligation	Total ML Obligation	Monthly Gross Rent
Atlanta	5000 Westpark Dr. SW	100	130,722	$2.50	12	$326,805	$95,976	$423,000	$35,250
Atlanta	5945 Cabot Pkwy		36,560	$5.00	9	$137,100	$30,601	$168,000	$18,667
Boston	14 Progress	100	18,000	$5.50	9	$74,250	$46,284	$121,000	$13,444
Boston	82 S. Street	200	5,300	$3.00	12	$15,900	$9,646	$26,000	$2,167
Boston	82 S. Street	300	35,300	$5.25	12	$185,325	$64,115	$249,000	$20,750
Boston	82 S. Street	100	30,000	$5.25	12	$157,500	$54,488	$212,000	$17,667
Houston	4000 Greenbriar	150	26,400	$3.00	12	$79,200	$33,792	$113,000	$9,417
Houston	4000 Greenbriar	200	31,600	$3.50	12	$110,600	$40,330	$151,000	$12,583
Phoenix	N. 103rd Ave	300B	75,790	$2.88	12	$218,275	$94,868	$313,000	$26,083
Phoenix	N. 103rd Ave	400B	75,790	$2.88	12	$218,275	$94,868	$313,000	$26,083
Phoenix	N. 103rd Ave	500B	75,790	$2.88	12	$218,275	$94,868	$313,000	$26,083
	Total		541,252			$1,741,506	$660,494	$2,402,000.00

EXHIBIT B

APPROVAL CRITERIA

RREEF NATIONAL PORTFOLIO

        I.     Lease Parameters

        A.    Provided that the lease parameters outlined on the Master Lease Schedule attached hereto as Exhibit C are satisfied, a prospective lease will be deemed approved subject to Use and Credit Criteria outlined below.

        1.     In order for the lease to be deemed an approved lease, the Tenant Improvement and Commission amounts to be paid by Landlord (i.e. Tenant may elect to pay excess amounts pursuant to Section 36(b) of this Lease) must be equal to or less than the amounts outlined on Exhibit C.

        II.    Use

        A.    Tenant operations consistent with existing uses in the park or uses commonly found in comparable industrial facilities shall be approved subject to the following:

        1.     Uses that pose significant environmental risk may be disapproved;

        2.     Uses that require more than pro rata share of automobile or truck parking may be disapproved; and

        3.     Uses that require outside storage or exterior trade fixtures may be disapproved.

        III.  Credit Criteria

        A.    An effort will be made to approve leases with tenants with positive prior landlord references.

        B.    If a tenant occupies greater than 50% of a property, such tenant must have

        1.     Net worth of at least aggregate base rent times four; and

        2.     Positive EBIDTA for prior 12 months or latest annual reporting period; and

        3.     The tenant, tenant's parent or wholly owned subsidiary of tenant must have been in business for a minimum of two years.

        C.    If a tenant occupies less than 50% of a property, but more than 25%, such tenant must have

        1.     Net worth of at least aggregate base rent times three; and

        2.     Positive Net Income for prior 12 months or latest annual reporting period

        D.    If the tenant occupies less than 25% of a property

        1.     Tenant will use best efforts to secure a bank letter of credit or a cash security deposit for the equivalent of one month's base rent from such tenant.

        IV.   Landlord Approval Rights

        A.    Landlord may, but is under no obligation to, approve leases that do not satisfy the above criteria.

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EXHIBIT C

MASTER LEASE SCHEDULE

Market	Building	Space	Sq. Ft.	Mkt. Rent	Rent	Lease Term (years)	Tenant Improvements	Lease Escalations	Commissions
Atlanta	5000 Westpark Dr. SW	100	130,722	$2.50	NNN	5	$0.50	3% Annual	Atl. Std. (1)
Atlanta	5945 Cabot Pkwy		36,560	$5.00	NNN	5	$2.00	3% Annual	Atl. Std. (1)
Boston	14 Progress	100	18,000	$5.50	NNN	5	$3.00	3% Annual	5.40%
Boston	82 S. Street	200	5,300	$3.00	NNN	5	$3.00	3% Annual	5.40%
Boston	82 S. Street	300	35,300	$5.25	NNN	5	$2.00	3% Annual	5.40%
Boston	82 S. Street	100	30,000	$5.25	NNN	5	$2.00	3% Annual	5.40%
Houston	4000 Greenbriar	150	26,400	$3.00	NNN	5	$3.00	5%—Mo. 31	6.00%
Houston	4000 Greenbriar	200	31,600	$3.50	NNN	5	$1.00	5%—Mo. 31	6.00%
Phoenix	N. 103rd Ave	300B	75,790	$2.88	NNN	5	$3.50	3% Annual	8.00%
Phoenix	N. 103rd Ave	400B	75,790	$2.88	NNN	5	$3.50	3% Annual	8.00%
Phoenix	N. 103rd Ave	500B	75,790	$2.88	NNN	5	$3.50	3% Annual	8.00%

(1)
130% 1st month, 5.43% remaining

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EXHIBIT B

FORM OF MASTER LEASE ESCROW HOLDBACK AGREEMENT

MASTER LEASE ESCROW HOLDBACK AGREEMENT

        THIS MASTER LEASE ESCROW HOLDBACK AGREEMENT (this "Agreement") is made and entered into as of                         2004, by and between                        ("Seller"), DIVIDEND CAPITAL OPERATING PARTNERSHIP LP ("Buyer"), and CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent").

WITNESSETH:

        WHEREAS, Seller, and Buyer, as buyer have entered into that certain Agreement of Purchase and Sale dated                         (as amended, the "Contract"), wherein Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain parcels of improved real property more particularly described in the Contract (collectively, the "Property"); and

        WHEREAS, pursuant to the Contract, Seller and Buyer have entered into a Master Lease Agreement of even date herewith regarding the lease by Seller from Buyer of certain vacant space at the Property (the "Master Lease Space"); and

        WHEREAS, pursuant to the Contract, Seller and Buyer have agreed that Buyer initially shall withhold from the portion of the Purchase Price (as defined in the Contract) payable to Seller and deposit with Escrow Agent the sum of                        and No/100 Dollars ($                        ) (such amount, together with all interest earned thereon, is referred to herein as the "Deposit"), representing the maximum rent to be paid by Seller to Buyer for the term of the Master Lease, to be released and paid to Buyer or Seller, as applicable, by Escrow Agent pursuant to the terms hereof; and

        WHEREAS, the parties hereto desire to enter into this Agreement evidencing their agreement with respect to the holding, investment and disbursement of the Deposit.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and in order to induce Buyer to acquire the Property, the parties hereby agree as follows:

        1.     Deposit. Buyer hereby delivers to Escrow Agent the Deposit, receipt of which is hereby acknowledged by Escrow Agent, to be held by Escrow Agent and distributed in accordance with this Agreement.

        2.     Tax Identification Number. Seller represents that the federal tax identification number of Seller is                        . [we may need to list all tax i.d. numbers of Sellers]

        3.     Interest Bearing Account. Escrow Agent shall hold the Deposit in a separate interest-bearing account at a federally insured banking institution with which Escrow Agent has an established banking relationship.

        4.     Disbursement of Deposit. From time to time, upon receipt of a written authorization ("Authorization") signed by Seller and Buyer, Escrow Agent shall, within ten (10) days after receipt of such Authorization, disburse from the Deposit the amount specified in the Authorization to the party(ies) specified in the Authorization.

        5.     Escrow Agent. The Escrow Agent is acting as a stakeholder only with respect to the Deposit and if there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent may refuse to make delivery and may continue to hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by Seller and

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Buyer, directing the disposition of the Deposit. In the absence of any such authorization, Escrow Agent may hold the Deposit until a final determination of the rights of the parties in an appropriate proceeding or may bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction pending such determination. Seller and Buyer recognize that Escrow Agent's duties hereunder are only as specifically provided herein and are purely ministerial in nature; and Seller and Buyer therefore agree that Escrow Agent shall, so long as it acts in good faith, have no liability to either except for its willful misconduct or gross negligence. Seller and Buyer do hereby further indemnify the Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from any costs, liabilities, and expenses incurred by Escrow Agent in discharging its duties hereunder.

        6.     Notice Address. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid, or by electronic transfer with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

To Buyer:	Dividend Capital Operating Partnership LP 518 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Teresa L. Corral Phone No.: (303) 226-1470 Fax No.: (303) 228-2201
with a copy to:	Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 Attention: George Ruhlen and Milos Markovic Phone No.: (312) 701-7202 Fax No.: (312) 701-7711
To Seller:	c/o RREEF 280 Park Avenue, 40th Floor New York, New York 10017 Attention: Peter F. Feinberg Phone No.: (212) 454-3900 Fax No.: (212) 454-6616
with a copy to:	Alston & Bird LLP 1201 W. Peachtree Street Atlanta, Georgia 30309 Attention: James G. Farris, Jr. Phone No.: (404) 881-7896 Fax No.: (404) 881-7777
If to Escrow Agent:	Chicago Title Insurance Company 171 N. Clark Street Chicago, IL 60601 Attention: Linda M. Tyrrell Phone No.: (312) 223-3361 Fax No.: (312) 223-4857

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Any notice or other communication mailed as hereinabove provided shall be deemed effectively given upon receipt or refusal of receipt if delivered by hand; by overnight express delivery or by electronic transfer device with a follow-up by overnight express delivery.

        7.     Time is of the Essence. Time is of the essence of this Agreement.

        8.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the conflicts of laws or choice of law provisions thereof.

        9.     No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

        10.   Date For Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

        11.   Attorneys' Fees and Court Costs. In the event that a dispute arises between Buyer and Seller related to this Agreement which results in litigation or arbitration, the prevailing party shall be entitled to reimbursement from the losing party for all of such prevailing party's reasonable attorneys' fees actually incurred and all court costs and costs of arbitration.

        12.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

        13.   Definitions. Each capitalized term which is used and not otherwise defined in this Agreement shall have the meaning which the Contract assigns to that term.

        14.   Consent to Jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in                        , New York over any suit, action or proceeding permitted by, and arising out of or relating to, this Agreement The parties hereby irrevocably and unconditionally waive any objection to the location of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        15.   Service of Process. The parties hereby agree that service of any process, summons, notice or document by U.S. certified mail, return receipt requested or commercial overnight courier to each party at the addresses set forth in Section 6 of this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in any court referenced above.

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        IN WITNESS WHEREOF, each of the parties hereto has duly signed and sealed this Agreement or caused such to be done, effective as of the date of this Agreement.

SELLER:
BUYER:
DIVIDEND CAPITAL OPERATING PARTNERSHIP LP, a Delaware limited partnership
By:
Name:
Its:

[SIGNATURES CONTINUED ON NEXT PAGE]

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ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:
Name:
Title:
[CORPORATE SEAL]

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QuickLinks

  Exhibit 10.4
THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
RECITALS
EXHIBIT A FORM OF MASTER LEASE MASTER LEASE AGREEMENT
EXHIBIT A
EXHIBIT B APPROVAL CRITERIA RREEF NATIONAL PORTFOLIO
EXHIBIT C MASTER LEASE SCHEDULE
EXHIBIT B FORM OF MASTER LEASE ESCROW HOLDBACK AGREEMENT